UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 17, 2009
(Date of earliest event reported)

ANTE4, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 625, Los Angeles, California		90036
(Address of principal executive offices)		(Zip Code)

(323) 330-9881
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On December 17, 2009, ante4, Inc. (the “Company”) received notice of a determination of the staff of the NASDAQ Listing Qualifications Department (the “Staff”), in accordance with Nasdaq Marketplace Rule 5100, that since the Company is not currently engaged in an active business operation, it is a “public shell.” The Staff has determined that public shells could be detrimental to the interests of the investing public.  Marketplace Rule 5100 provides Nasdaq with discretionary authority to apply more stringent criteria for continued listing and can terminate the inclusion of particular securities based on any event that occurs that in the opinion of Nasdaq makes inclusion of the securities on Nasdaq inadvisable or unwarranted.  Accordingly, the Staff has indicated that, unless the Company requests a hearing to appeal this determination, trading of the Company’s common stock will be suspended at the open of business on December 29, 2009, and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on the Nasdaq Stock Market.

The Company does not intend to request a hearing to appeal the Staff’s determination and proposed delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

December 23, 2009	By:	/s/ Steven Lipscomb
Name: Steven Lipscomb
Title: President, CEO and Secretary